Exhibit 99.1

Furiex Contact:

Sailash Patel

+1 919 456 7814

sailash.patel@furiex.com

Furiex Reports Third Quarter 2010 Financial Results

Highlights:

Third quarter revenue of $0.3 million.

Cash and cash equivalents balance of $92 million as of September 30, 2010.

Positive Phase II results for JNJ-Q2 in acute bacterial skin and skin structure (ABSSSI) infections.

MORRISVILLE, N.C. (November 10, 2010) Furiex Pharmaceuticals, Inc. (Nasdaq:FURX—News) today reported its financial and operating results for the quarter ended September 30, 2010. Furiex was spun off from Pharmaceutical Product Development, Inc. (PPD) as a separate public company effective June 14, 2010. As a result, the Furiex financial information prior to that date was derived from PPD’s discovery sciences segment and does not reflect the consolidated results of operations or cash flows of the company had it been a separate, stand-alone entity.

Furiex recorded third quarter revenues of $0.3 million, compared to $0.4 million for the same period in the prior year. Revenue included royalties related to Priligy™ sales in various countries outside the United States and Nesina® sales in Japan.

Research and development expenses were $20.0 million for the quarter, compared to $0.3 million for the same period in the prior year. The increase was primarily the result of development costs associated with the two therapeutic compounds, MuDelta and JNJ-Q2, which Furiex in-licensed from Janssen Pharmaceutica N.V. in November 2009. Furiex issued a separate news release today announcing positive Phase II clinical trial results for JNJ-Q2.

Third quarter selling, general and administration expenses were $1.5 million for the quarter compared to $0.3 million for the third quarter of 2009. The increase was primarily the result of additional costs associated with being a stand-alone publicly traded company.

Operating loss from continuing operations was $21.2 million, compared to $0.2 million for the third quarter of 2009. The increase in loss from continuing operations was predominantly a result of the increase in R&D expense of $19.6 million.

Earnings (loss) per share for the third quarter of 2010 was $(2.14), compared to $(0.58) for the third quarter of 2009. Third quarter 2009 earnings (loss) per share included PPD’s loss from discontinued operations, net of income taxes, of $(0.56) per share.

“We are extremely pleased with JNJ-Q2 results, which represent an important milestone for the product and demonstrate its potential value in the treatment of complicated skin infections,” said June Almenoff, M.D., Ph.D., president and chief medical officer of Furiex. “We are confident that our expertise and strong balanced portfolio position us well for future success.”

Dr. Fred Eshelman, chairman of Furiex, added, “The rapid completion of dosing JNJ-Q2 in the ABSSSI clinical trial confirms our proven ability and long-time strategic vision to design and implement clinical development programs more quickly and effectively to advance drugs through Phase II, building value for our partners and Furiex.”

Furiex will conduct a live conference call and webcast tomorrow, November 11, 2010, at 9:00 a.m. ET to discuss its third quarter 2010 results, outlook for the full year, as well as an overview of our business and pipeline. A Q&A session will follow. All interested parties can access the webcast through the Presentations & Events link in the Investors section of the Furiex website at www.furiex.com. The webcast will be archived shortly after the call for on-demand replay. The conference call will be broadcast live over the Internet and will also be available using the following direct dial numbers:

Participant dial-in:	+1.877.267.0934 (U.S./Canada)

+1.706.643.0961 (International)

Conference ID:	16004351

About Furiex

Furiex Pharmaceuticals is a drug development collaboration company using innovative clinical development design to accelerate and increase value of partnered drug programs by advancing them through the drug discovery and development process in a cost-efficient manner. Development programs are designed and driven by a core team with extensive drug development experience. The company collaborates with pharmaceutical and biotechnology companies and has a strong, diversified product portfolio and pipeline with multiple therapeutic candidates including clinical stage assets and two products on the market. The company’s mission is to develop innovative medicines faster and at less cost, reducing the expense of health care globally while providing life-improving therapies for patients. For more information, visit www.furiex.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Furiex attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: the risks and expense of continuing the research and development activities of our existing candidates; progress of product candidates in clinical trials as it relates to receiving future milestone payments; the ability of our licensees to obtain regulatory approval and successfully manufacture and market products licensed under our patents; the continued or additional support by our collaborators or other third parties of R&D efforts and clinical trials; time required to gain regulatory approvals; the demand for our potential products, if and when approved; potential acquisitions of technology, product candidates or businesses by us; and the costs of defending or prosecuting any patent opposition or litigation necessary to protect our proprietary technologies; and the other risk factors set forth from time to time in the SEC filings for Furiex, copies of which can be found on our website.

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(financial table follows)

FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
Revenue:
Milestones	$—	$—	$5,000	$7,500
Royalties	341	270	409	1,047
Service	101	—	357	75
Other	—	18	—	72

Total revenue	442	288	5,766	8,694

Direct expenses	60	—	247	21
Research and development expenses	349	19,993	1,924	40,227
Selling, general and administrative expenses	255	1,451	1,074	6,230
Depreciation and amortization	3	19	8	87

Total operating expenses	667	21,463	3,253	46,565

Operating income (loss)	(225)	(21,175)	2,513	(37,871)
Other income	6	1	37	6

Income (loss) from continuing operations before provision for income taxes	(219)	(21,174)	2,550	(37,865)
Provision for income taxes	—	6	—	8

Income (loss) from continuing operations	(219)	(21,180)	2,550	(37,873)
Income (loss) from discontinued operations, net of income taxes	(5,477)	—	23,904	(5,133)

Net income (loss)	$(5,696)	$(21,180)	$26,454	$(43,006)

Income (loss) from continuing operations per basic and diluted share	$(0.02)	$(2.14)	$0.26	$(3.83)

Income (loss) from discontinued operations, net of income taxes per basic and diluted share	$(0.56)	$—	$2.42	$(0.52)

Net income (loss) per basic and diluted share	$(0.58)	$(2.14)	$2.68	$(4.35)

Weighted-average shares used to compute net income (loss) per basic and diluted share:	9,881	9,881	9,881	9,881

FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

Assets
	December 31,	September 30,
	2009	2010
Current assets:
Cash and cash equivalents	$—	$92,033
Accounts receivable and unbilled services	561	270
Prepaid expenses	41	352
Other current assets	3,464	72
Current assets of discontinued operations	1,969	—

Total current assets	6,035	92,727

Property and equipment, net	—	198
Goodwill	49,116	49,116
Long-term assets of discontinued operations	726	—

Total assets	$55,877	$142,041

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$75	$37
Accrued expenses	3,350	12,279
Current liabilities of discontinued operations	3,139	—

Total current liabilities	6,564	12,316

Other long-term liabilities	—	186
Long-term liabilities of discontinued operations	43	—

Total liabilities	6,607	12,502

Common stock, $0.001 par value, authorized 40,000,000 shares; 9,881,340 shares issued and outstanding at September 30, 2010	—	10
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued and outstanding at September 30, 2010	—	—
Paid-in capital	—	153,020
Pharmaceutical Product Development, Inc. net investment	49,270	—
Accumulated deficit	—	(23,491)

Total shareholders’ equity	49,270	129,539

Total liabilities and shareholders’ equity	$55,877	$142,041